EXHIBIT 10.1
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                                 LOAN AGREEMENT
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            This Loan Agreement ("Agreement") is made and entered into effective this 4th day of March, 2005, by, between and among GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company ("Greystone" or "Borrower"), and GLOG INVESTMENT, L.L.C., an Oklahoma limited liability company ("GLOG") (hereinafter Greystone and GLOG are collectively referred to as "Borrowers"), and THE F&M BANK & TRUST COMPANY ("F&M"), an Oklahoma banking corporation ("Bank"), as well as PALWEB CORPORATION ("PalWeb") joining as to certain provisions of this Agreement, and is based upon the following factual recitals.

                                R E C I T A L S:

            On the terms and conditions of this Agreement, Borrowers desire for Bank to advance and make available or ratify the following loans:

                 (i) A $1,500,000.00 revolving loan to Greystone ("Revolving Note") advanced and extended by Bank December 18, 2004;

                 (ii)  A $5,500,000.00 term loan to Greystone ("Term Note");

                 (iii) A $5,000,000.00 term loan to GLOG ("GLOG Note).

(collectively the Revolving Note and the Term Note shall hereafter be referred to as "Notes"). Bank and Borrowers desire that Bank advance and make sums available to Borrowers, and ratify and confirm the Revolving Note of Greystone, respectively, in accordance with the terms of this Agreement, to be evidenced by the Notes.

            The payment of the Notes is to be secured by a good and valid first lien upon or security interest in all assets of Greystone, including, without limitation, all Inventory, Accounts, Contract Rights, Equipment and General Intangibles, now owned or hereafter acquired, a second lien on certain real property and certain guaranties by the Guarantors. The payment of the GLOG Note shall be secured by certain Guaranties and a pledge of preferred stock of Parent.

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, including the extension, renewal, loans and/or advances in accordance with the terms of this Agreement and subject to the advance terms stated hereafter, evidenced by the Notes and GLOG Note, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1.0 DEFINITION OF TERMS. As used in this Agreement the following terms will have the meanings indicated:
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            2.50 MM GUARANTY shall have the meaning assigned in the definition of Guarantors.


            5.00 MM GUARANTY shall have the meaning assigned in the definition of Guarantors.

            ACCOUNTS. This term shall mean the definition for "Account" or "Accounts" provided in the Oklahoma U.C.C., the right to payment for goods, inventory or services sold or leased by Borrower which are not evidenced by an instrument, chattel paper or writing.

            AFFILIATE OR AFFILIATES. "Affiliate or Affiliates" shall mean any person, entity or corporation directly or indirectly controlling or controlled by or under the common control of the Borrowers or Parent, as the case may be. Controlled by or under control, as used with respect to a corporation as a person shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors of such corporation and with respect to an individual that is not a corporation shall mean the possession, directly or indirectly, of the power to direct the management policies of that person or persons.

            BANK ADVANCE AMOUNT. This term shall have the meaning assigned in P.
2.1.1 as applicable to Greystone.

            BORROWER. This term shall mean Greystone, but shall not mean GLOG.

            BORROWERS. This term shall have the meaning used in the preamble of this Agreement and shall refer collectively to Greystone and GLOG.

            BORROWING BASE. This term shall mean the amount determined in accordance with P. 2.1.1, of this Agreement that may be advanced under the Revolving Note based on the Qualified Accounts Receivable of Greystone.

            BORROWING BASE CERTIFICATE. This term shall mean the certificate referred to in P. 4.1 for Greystone.

            BUSINESS DAY. This term shall mean a day other than Saturday, Sunday or day upon which state and national banks of the State of Oklahoma are closed for business.

            CAPITAL. Capital shall mean the sum of the capital stock of Borrower or Borrowers, respectively, including retained earnings (all determined in accordance with G.A.A.P.) plus the sum of indebtedness to the extent fully subordinated to the debt of Bank.

            CLOSING DATE. This term shall mean the effective date of this Agreement.

            COLLATERAL. Collateral shall mean the property described in the Loan Documents as defined hereafter and all other property now owned or hereafter held by the Bank to secure the payment of the Notes or Indebtedness as hereafter defined, together with all increases, replacements and substitutions therefor, additions and accessions thereto and all proceeds and products thereof.

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            CURRENT ASSETS. Current Assets shall mean all assets of Greystone which should, in accordance with generally accepted accounting principles, be classified as current assets.

            CURRENT BORROWING BASE CERTIFICATE. This term shall have the meaning assigned in P. 4.1 and shall establish the Current Borrowing Base for Greystone, for the thirty-one (31) day period after the Current Borrowing Base Certificate is accepted, received and verified by Bank.

            CURRENT LIABILITIES. Current Liabilities shall mean all indebtedness of Greystone, respectively, which should, in accordance with G.A.A.P. at each month, quarter or year end or other date of determination, be classified as current liabilities, including, without limitation (i) include all indebtedness payable on demand, within one year from the date of the determination without any option on the part of Greystone to extend or renew beyond such year; (ii) all debt outstanding on the Revolving Note; (iii) all accruals for federal or other taxes based on or measured by income and payable within such year; (iv) all redemptions and payments of long term debt required to be made within such year; and (v) any Inter-Company Liabilities to any company who is an affiliate of or related to Borrower.

            EVENT OF DEFAULT. This term shall mean all of the events described in P. 8.1, ET SEQ. as to Greystone, or P. 8.2, ET SEQ. as to GLOG of this Agreement and Default shall mean any event which together with the giving of notice or the lapse of time or both or either, would otherwise constitute an Event of Default.

            FLOATING INTEREST RATE. This term shall mean the Prime Lending Rate of Interest plus two percent (2.00%) per annum at all times, changing on each day in which there is a change or adjustment to the Prime Lending Rate of Interest.

            G.A.A.P. G.A.A.P. shall mean Generally Accepted Accounting Principles consistently applied, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in any other statements by such entity or successor entity as the Bank may approve, which are applicable in the circumstance as to the date in question, and as referred herein shall mean the principles of accounting generally used and applicable for the business of the Borrowers. Consistently applied shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in the preceding period except as stated in the financial statements, notes or accepted by Bank.

           GLOG NOTE. This shall mean the Note described in P. 2.3 of this Agreement and in the Recitals of this Agreement.

            GUARANTORS. This term shall mean the following persons executing joint and several limited guaranties (i) under the GLOG Note: Warren Kruger, Robert Rosene, Marshall Cogan and Robert Nelson to the extent of the sum of $5,000,000.00 plus interest, costs and fees ("5.00 MM Guaranty") and (ii) under the Term Note: Warren Kruger, Robert Rosene, Marshall Cogan and Robert Nelson for the sum of $2,500,000.00 plus interest, cost and fees ("2.50 MM Guaranty"). This term shall also mean the following persons executing limited guaranties with

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respect to the Revolving Note: Warren Kruger to the extent of one-half of the principal balance of the Revolving Note plus interest, costs and fees and Robert Rosene to the extent of one-half of the principal balance of the Revolving Note plus interest, costs and fees.

           INDEBTEDNESS. This term as used herein is used in its most comprehensive sense and means and includes any and all of Borrower's liabilities, obligations, debts, and indebtedness to Bank on the Notes, including without limitation all extensions, renewals and consolidations of the sums due under the Notes, any and all amendments to or extensions, renewals, modifications, substitutions and replacements of the Notes and all other indebtedness or obligations of the Borrower or Guarantors to Bank whether listed herein or in this Agreement. This shall also refer to the obligation to pay all other indebtedness and obligations of Borrower to Bank, whether presently existing, or in any manner or means hereafter incurred, and evidenced in any manner whatsoever, either by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, liens or security instruments, or any other method or means, including any renewal and extension of the Notes, or of any part of any present or future indebtedness, or other obligations, of Borrower and including any further loans and advancements made by Bank to Borrower. The fact of repayment of the Notes and Indebtedness and performance of all other obligations of Borrower to Bank shall not terminate this Agreement unless the same be released by Bank at the request of Borrower; but otherwise it shall remain in full force and effect as to all future advances, indebtedness and any past indebtedness or other obligations.

            INTER-COMPANY ADVANCES. This term shall mean advances of sums by Parent to Greystone or GLOG or other advances of sums by Borrower to Affiliates, or Related Parties to Borrower, which advances of sums are shown on the books and records as an account receivable and have not been repaid within sixty (60) days of the advance. Inter-Company Liabilities and Inter-Company Receivables shall be excluded from and not be considered an Inter Company Advance; provided, however, that any Inter-Company Liabilities to Parent or Affiliates or Related Parties of Borrower, which are not repaid in full within ninety (90) days of the advance shall become a Inter-Company Advance and restricted by the subordination provisions of this Agreement.

            INTER-COMPANY LIABILITIES. This term shall mean the sums or liabilities owed by one or more of the other Borrowers to Affiliates or Related Parties or Borrower if the sums are capable of being repaid within thirty (30) days when advanced and are repaid in full within ninety (90) days of the advance of the sums.

            INTER-COMPANY RECEIVABLES. This term shall mean sums owed to one or more of the Borrowers by one or more of the other Borrowers or Affiliates or Related Parties which sums are capable of being repaid within thirty (30) days of when advanced and are repaid within ninety (90) days of the advance of the sums.

            INVENTORY. This term shall mean the definition for "Inventory" provided in the Oklahoma U.C.C.

            LOAN AGREEMENT. This term shall have the meaning used in the Recitals.

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           LOAN DOCUMENTS. Loan Documents shall mean this Agreement, the Notes,
GLOG Note, Security Agreements, Mortgages, guaranties, subordination agreements and Financing Statements, together with any and all amendments, extensions, renewals and modifications thereto, and all instruments issued and pursuant thereto, and all other instruments executed by the Borrowers and delivered to the Bank in connection with or related to the Notes and GLOG Note made by the Bank to Borrowers.

            MATERIAL ADVERSE EVENT. This shall mean any Material Adverse Event or effect upon the business, operation, property, assets or condition of Borrowers, or the impairment of the ability of any Borrowers to perform its obligation under this Agreement, the Loan Documents or any of the Loan Documents to which they are a party or of the Bank to enforce or collect the sums due under the Notes or GLOG Note. In determining whether any individual event would result in a Material Adverse Event, notwithstanding that such event does not of itself have such effect, a Material Adverse Event shall be deemed to have occurred if the cumulative effect of such event and all other existing events would result in the Material Adverse Event.

           NOTES. The Notes shall mean the Term Note and Revolving Note executed or to be executed by the Borrower and delivered to the Bank to evidence the loan contemplated by this Agreement as described and set forth in P. 2.0, ET SEQ.

           OBSOLETE OR PERISHABLE INVENTORY. Obsolete or Perishable Inventory shall mean any inventory of Borrowers, respectively, determined on at least a monthly basis, that is obsolete or perishable inventory in accordance with G.A.A.P., or is listed on the books and records of Borrowers as obsolete or perishable or is of a nature that it may be perishable with the passage of time.

            OPERATING ACCOUNTS. This term shall mean the various deposit accounts of each of the Borrowers as identified on Schedule "3.3".

            PARENT. This term shall mean PalWeb Corporation, who is the parent of and owner of all of the equity interests in Greystone.

            PERMITTED ENCUMBRANCES. This term shall mean those first mortgage liens on real estate of Borrower which Bank has acknowledged in writing, purchase money security interests in vehicles, office equipment leases (or acknowledged by Bank in writing), long term capital leases wherein Greystone or GLOG is the tenant or other liens paramount to Bank which Bank has acknowledged in writing by Bank.

            PERMITTED LIENS. This term shall have the meaning set forth in P.
7.1.

            PREFERRED STOCK. This shall mean the meaning assigned in P. 2.3.1.

            PRIME LENDING RATE OF INTEREST. The Prime Lending Rate of Interest shall mean the prime or base rate published by the Wall Street Journal, Southwest Edition, in its money rates

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column as the prime or base rate on corporate loans at large U. S. money center commercial banks (or a similar or successor rate published therein). If the Prime Lending Rate is no longer announced or published for any reason, the Bank may select in its sole discretion such alternative announced and established prime or base rate of a New York, New York money center commercial bank which Bank deems to be most comparable to the no longer announced Prime Lending Rate of Interest.

           QUALIFIED ACCOUNTS RECEIVABLE. This term shall mean accounts receivable arising in the ordinary course of business owned by and payable to Greystone in a sum of money (exclusive of interest, late charges or carrying charges), unconditionally due and owing, and not more than one hundred twenty
(120) days from the billing or invoice date; provided, however, that this term shall not include:

                        (i) the portion of an account receivable that is in
            excess of one hundred twenty (120) days from the billing or invoice date, but the balance otherwise fully qualifies as a Qualified Account Receivable;

                        (ii) accounts receivable that are a contra account or
            are subject to a dispute, setoff, recoupment, counterclaim or other claim that would reduce the amount of the account;

                        (iii) accounts receivable where the account obligor has
            ceased business, filed bankruptcy, made an assignment for the benefit of its creditors, engaged in or attempted to engage in a composition with its creditors or trust;

                        (iv) accounts receivable that are evidenced by a
            promissory note, trade acceptance, negotiable instrument or judgment or is chattel paper or resulting from a sale or lease of goods held on consignment subject to a security interest in favor of another creditor;

                        (v) accounts receivable that are owed to Borrower by a
            Related Party, including, but not limited to, its officers, directors, employees, stockholders or related Affiliates;

                        (vi) accounts receivable where the account obligor is
            insolvent, not a going concern or deemed uncreditworthy by Bank for material reasons which Bank will disclose in writing to Borrower;

                        (vii) accounts receivable where the account obligor is a
            governmental entity, or is subject to the United States Claims Act under the Statutes of the United States of America;

                        (viii) accounts receivable where the obligor has ceased
            business, made an assignment for the benefit of creditors, attempted to engage in a composition of creditors, a trustee, receiver, liquidator, conservator, custodian or similar officer

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            has been appointed to take control, custody or possession of the account obligor or its assets, including any account obligor who is adjudged to be insolvent, requested appointment of receiver, trustee, custodian, liquidator or similar officer for the purpose of liquidating, winding up, reorganizing, rehabilitating or seeking relief under any creditors' rights laws now or hereafter enforced;

                        (ix) accounts receivable where the account obligor has
            in its possession shipping tickets, bills of lading, invoices, delivery receipts and other written records or memoranda;

                        (x) accounts receivable where the account obligor has
            disputed the account receivable in any way;

                        (xi) accounts receivable which are evidenced by a
            promissory note, trade acceptance, negotiable instrument, judgment or chattel paper under the Uniform Commercial Code; and

                        (xii) accounts receivable where the entire account
            receivable owed by a single obligor that is over one hundred twenty
            (120) days from the billing or invoice date (but the balance otherwise qualifies as a Qualified Account Receivable) if over twenty percent (20%) of the aggregate accounts receivable owed is over one hundred twenty (120) days from billing or invoice date and to that extent the entire account receivable shall be excluded.

            QUALIFIED INVENTORY. Qualified Inventory shall mean goods or materials held for resale by Borrower as well as raw materials and work in process in the ordinary course of Borrower's business, and the value attributable to each item of inventory shall be the lesser of cost of such item to Borrower (less handling and transport costs) or the present fair market value of such items of inventory determined according to G.A.A.P. Qualified Inventory shall not include:

                        (i) Obsolete or Perishable Inventory;

                        (ii) inventory on consignment; except for consignment
            arrangements specifically accepted by Bank in writing (which shall not be excluded from being Qualified Inventory based on this sub-section);

                        (iii) inventory subject to a purchase money security
            interest to a person other than Bank;

                        (iv) any inventory located outside the United States of
            America unless the law of the country allows or permits Bank's lien to be a first lien or security interest in such inventory; and

                        (v) work in progress which is not capable of being used
            to fulfill a contract or purchase order.

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            In calculating Qualified Inventory, the Borrower shall use its daily, weekly or monthly (to the extent applicable and determined in that fashion) average aggregate balance for Qualified Inventory for the period of time so calculated as the sum to be used in calculating the Borrowing Base for any given period of time.

            RELATED PARTY OR RELATED PARTIES. These terms shall mean those companies that are either an Affiliate, Subsidiary, or in which Borrowers own an interest of such entity or company.

            REVOLVING NOTE. This term shall mean the revolving line of credit note of Borrower, as described in P. 2.1.

            SECURITY AGREEMENT. This term shall mean a certain Security Agreement of equal date herewith granting a lien on the property described in that certain Security Agreement.

            SUBSIDIARY OR SUBSIDIARIES. Subsidiary or Subsidiaries shall mean any corporation, association, joint stock company, business, trust or similar organization of which fifty percent (50%) or more of the ordinary voting power for the election of the majority of the members of the board of directors or any other governing body is held or controlled by either of the Borrowers or any other organization, the management of which is directly or indirectly controlled by either of the Borrowers through the exercise of voting power, control, joint venture or other entity whether incorporated or not in which either of the Borrowers have a fifty percent (50%) or more ownership interest.

            TERM NOTE. This shall mean the Note described in P. 2.2 of this Agreement and in the Recitals of this Agreement.

            U.C.C. This shall mean the Uniform Commercial Code adopted in the State of Oklahoma, 12A Okla. Stat. ss. 1-101, ET SEQ.

            2.0 LOAN. Subject to the terms and conditions of this Agreement, the Bank agrees to loan to Borrowers the following:

            2.1 REVOLVING NOTE. Greystone has executed and delivered to Bank a Note evidencing a ONE MILLION FIVE HUNDRED THOUSAND DOLLAR ($1,500,000.00) revolving loan payable to Bank ("Revolving Note"). A full, true and correct copy of the Revolving Note is attached as Exhibit "1". The Revolving Note shall bear interest on the advanced and unpaid principal sums at the Floating Interest Rate as set out in such note and shall be based upon the actual number of days elapsed under a 360-day calendar year. The Revolving Note will be payable in full January 5, 2006.

                        2.1.1 BORROWING BASE. Greystone shall provide a
            Borrowing Base Certificate to Bank on at least a monthly basis and Bank shall have no obligation to advance on the Revolving Note unless Greystone has submitted to Bank a Borrowing Base Certificate no more than thirty-one (31) days old ("Current

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            Borrowing Base"). Notwithstanding any other term in the Loan
            Agreement, Bank will only make advances on the Revolving Note as requested by Greystone from time to time upon verification by Greystone on a form satisfactory to the Bank that the advance when requested, when added to the aggregate of all principal sums already outstanding under the Revolving Note will total a sum less than the following Borrowing Base, to wit:

                        (i) A sum equal to eighty percent (80%) of the aggregate
            of Greystone's Qualified Accounts Receivable as defined herein; and

                        (ii) A sum equal to fifty percent (50%) of Greystone's
            Qualified Inventory.

                        (collectively "Borrowing Base").

            In calculating the Borrowing Base, the amount advanced on the Revolving Note shall be compared to the Borrowing Base to determine what is available, if anything, for advance on the Revolving Note. The Bank Advance Amount shall be the aggregate amount of the Borrowing Base less the principal balance advanced and outstanding ("Bank Advance Amount"). To the extent applicable and to the extent that Greystone maintains its records in this fashion, the Borrowing Base shall use the daily, weekly or monthly average aggregate balances for Qualified Accounts Receivable and Qualified Inventory for the period of time so calculated as the sum to be used in calculating the Borrowing Base.

                        2.1.2 BORROWING BASE DEFICIENCY. If sums are advanced on
            the Revolving Note in excess of the Borrowing Base or if, at any time, the aggregate unpaid principal balance of the Revolving Note shall exceed or be greater than the Borrowing Base, Greystone shall immediately repay the amounts advanced in excess of the Borrowing Base so that the sums advanced and outstanding on the Revolving Note do not at any time exceed the Borrowing Base, and in any event, shall repay such amounts within seven (7) business days that Greystone becomes aware of the deficiency, or of receipt of a notice from the Bank of such deficiency, in an amount sufficient to reduce the unpaid principal balance outstanding on the Revolving Note to an amount equal to or less than the applicable Borrowing Base.

                        2.1.3 ADVANCES ON THE REVOLVING NOTE. Notwithstanding
            the amount stated as the aggregate face amount of the Revolving Note, the actual amount available for advance shall be the aggregate face amount of the Revolving Note less the sum of all advances made on account thereof, plus all principal payments actually received by Bank in collected funds subject to the restrictions set out in P. P.
            2.1.1 and 2.1.2, inclusive. The actual principal amount due from Greystone to the Bank under the Revolving Note at any one time on account of the Revolving Note will be the sum of all advances made on account thereof, less all principal

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            payments actually received by Bank in collected funds. Advances on the Revolving Note will be made as requested, but the aggregate advances under the terms of the Revolving Note may not at any one time exceed the Bank Advance Amount. The Bank will have no obligation to advance on the Revolving Note unless the conditions established in P. P. 2.1.1, 2.1.2, and 4.0-4.8, ET SEQ., have been satisfied or after the occurrence of an Event of Default or an event which under this Agreement may constitute an Event of Default, which shall be continuing and uncured. If an Event of Default or an event which under this Agreement may constitute an Event of Default is cured by Borrowers, or resolved or waived in writing by Bank, sums under the Revolving Note will be available for advance, subject to the other restrictions of this Agreement.

            2.2 TERM NOTE. Greystone shall execute and deliver to Bank a Note evidencing a FIVE MILLION FIVE HUNDRED THOUSAND DOLLAR ($5,500,000.00) term loan payable to Bank ("Term Note"), or so much as may be advanced hereunder. A full, true and correct copy of the Term Note is attached as Exhibit "2". The Term Note shall bear interest at the Floating Interest Rate at all times on the advanced and unpaid principal sums as set out in the Term Note. Interest shall be payable monthly. The Term Note will be payable in accordance with the Term Note.

                        2.2.1 TERM NOTE FUNDING PURPOSES. Bank shall advance to
            Greystone the sums on the Term Note to retire certain acquisition debt incurred and owed by Parent or Greystone to Greystone Plastics, Inc., an Iowa corporation and secondarily to pay and defer the costs of this transaction and related working capital purposes .

            2.3 GLOG NOTE. GLOG shall execute and deliver to Bank a Note evidencing a FIVE MILLION DOLLAR ($5,000,000.00) term loan payable to Bank ("GLOG Note"), or so much as may be advanced hereunder. A full, true and correct copy of the GLOG Note is attached as Exhibit "3". The GLOG Note shall bear interest at the Floating Interest Rate at all times on the advanced and unpaid principal sums as set out in the GLOG Note. Interest shall be payable monthly. The GLOG Note will be payable in accordance with the GLOG Note.

                        2.3.1 GLOG NOTE ADVANCES. Bank shall advance sums on the
            GLOG Note to fund the purchase from Paul A. Kruger of $5 million of Parent's Series 2003 Cumulative Convertible Senior Preferred Stock ("Preferred Stock") and only then on the condition that Paul Kruger pays and applies all sums (of at least $5,000,000.00) received related thereto to the Bank for application to sums due by Paul Kruger to Bank.

            2.4 PREPAYMENT. The Borrowers will have the right to prepay the Notes or GLOG Note in whole or in part at any time without premium or penalty, but with interest at the date of prepayment if the Notes or GLOG Note are paid in full.

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            2.5 SECURITY INTEREST IN ACCOUNTS RECEIVABLE AND INVENTORY. The
descriptions of Qualified Accounts Receivable and Qualified Inventory are for definitional purposes to determine the respective Borrowing Bases and the designation and definition of the same shall not be interpreted or implied to limit the Bank's security interest to such assets as Bank claims and has a first lien or security interest in all Accounts and Inventory now owned or hereafter acquired of the Borrowers.

            2.6 PAYMENTS AND COLLECTIONS. Borrower hereby irrevocably waives the right to direct the application of any and all payments and collections any time or times hereafter received by Bank from and on behalf of Borrower and Borrower hereby irrevocably agrees that Bank shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Bank or its agent against the obligations owed by each of the respective Borrowers to Bank in such manner as Bank may deem advisable.

            2.7 BORROWING BASE ADVANCES. Upon receipt by Bank of a Current Borrowing Base Certificate, as set out in P. 4.1, Bank shall establish the Bank Advance Amount for Greystone, which is available for advance on the Revolving Note of Greystone for the month following receipt by Bank of the Current Borrowing Base Certificate from Greystone. Bank shall make advances into Greystone's operating account or designated accounts based on the Bank Advance Amount then available on the then Current Borrowing Base as established by the Current Borrowing Base Certificate. Bank shall have no obligation to advance any sums if the Borrowing Base Certificate is over thirty-one (31) days old.

            2.8 FEES. Borrowers will pay or shall have paid to Bank all costs and reasonable attorney's fees incurred by Bank attendant to the preparation of the Loan Documents as well as the following fees:

                (i) Borrowers shall pay to Bank any and all of the reasonable and necessary costs of processing and obtaining waiver(s) for Borrower (including all costs of review, inspection, preparation, analysis and consultation with Borrower, attorneys, consultants and/or any participants in the Notes) of any of the provisions of this Agreement and such fees for the waiver of the covenants as Bank may reasonably require to process and waive any of the provisions hereof; and

                (ii) Any costs of title insurance, title examination, abstracting, required appraisals, filing fees, mortgage tax, flood certifications, flood insurance (if required by law), environmental studies, including any follow-up environmental reports or studies, as well as all of the costs incurred by Bank associated with or related to the execution, delivery and performance of this transaction which may be lawfully passed to and paid by Borrower.

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            3.0 SECURITY. As a security for any and all Indebtedness of every kind and description of the Borrowers to the Bank, including without limitation all advances and loans evidenced by the Notes or GLOG Note and all other agreements with the Borrowers, including extensions, renewals or changes in the form of the Notes or GLOG Note or other evidences of indebtedness and including all other indebtedness or obligations now existing or hereafter created or arising, direct or indirect, absolute or contingent, joint and several or joint or several due or to become due, howsoever created, evidenced or arising, Borrowers grant to the Bank the following collateral as well as other collateral as may be agreed to from time to time by the Borrowers and the Bank (hereinafter referred to as "Collateral"), to-wit:

            3.1 SECURITY INTEREST. To secure only the Notes, a security interest in all assets of Borrower, including, without limitation, Accounts, Inventory, Contract Rights, General Intangibles, Equipment, Furniture, Fixtures and Insurance now owned or hereafter acquired by the Borrower, as more fully described in the Security Agreement executed on the same date herewith.

            3.2 GUARANTIES. The guaranties of payment of the Notes and GLOG Note by the Guarantors.

                3.2.1 GUARANTY REDUCTION. As payments are made that reduce the principal balance of the Term Note, the Guarantors of the Term Note under the 2.50 MM Guaranty shall be entitled to a pro rata reduction of the Limited Guaranteed Amount of the 2.50 MM Guaranty due on said Guaranty equal to forty-five percent (45%) of the reduction of the principal balance of the Term Note from regular payments or prepayments and not from the sale of Collateral. (For example, if the principal balance of the Term
                Note is reduced by $2,000,000.00 from payments, the Limited Guaranteed Amount of the 2.50 MM Guaranty will be reduced by 45% from $2,500,000 by $900,000.00 to the sum of $1,600,000.00).

                3.2.2 ROSENE PLEDGE. Robert Rosene or his Affiliates shall pledge a certificate of deposit maintained with Bank to Bank to secure the payment of Robert Rosene's guaranties.

            3.3 ACCOUNT(S). A pledge or assignment of the operating accounts into which the accounts receivable of the Borrower are deposited.

            3.4 MORTGAGE. Greystone shall grant Bank a second lien on real estate owned by such parties to secure payment of the Notes. The real property is described on Schedule "3.4" attached hereto.

            3.5 SUBORDINATION. Borrower shall cause all of its Affiliates and Paul Kruger and any of his Affiliates to execute subordination agreements (on terms and conditions acceptable to Bank) as to all liens, claims, advances or other rights or demands. Bank must be a signatory to all subordination agreements implementing this provision and approve form and substance of those agreements.

            3.5 PLEDGE. GLOG shall pledge all of its Preferred Stock to Bank to secure the GLOG Note.

            3.6 OTHER INSTRUMENTS. Borrowers also will execute and deliver all financing statements, other instruments, agreements or documents required by Bank to perfect its mortgage or security interests and to deliver such additional collateral as is required.

            4.0 CONDITIONS PRECEDENT. The obligation of Bank to perform this Agreement and to make the initial or any future advances under the Notes or GLOG
Note is subject to the receipt in form and substance satisfactory to the Bank of the Loan Documents and the performance by the Borrowers, to-wit:

            4.1 BORROWING BASE CERTIFICATE. On at least a monthly basis, Greystone shall provide Bank with a Borrowing Base Certificate ("Current Borrowing Base Certificate") in a form substantially as set forth in Schedule "4.1", to establish the sums available for advance on the Revolving Note in compliance with the provisions of P. 2.0, ET SEQ., above and Bank shall have no obligation to advance on the Revolving Note unless Greystone has provided Bank with a Current Borrowing Base Certificate for such Revolving Note.

            4.2 INVENTORY AND ACCOUNTS RECEIVABLE. Borrower will provide a summary of the aging of accounts receivable and a total for inventory on hand by the 15th day of each month, as well as any other information Bank may require. This shall constitute a representation as to the items contained in such summary and that all terms and conditions of this Agreement have been met with respect to each requested advance.

            4.3 CORPORATE EXISTENCE. Each of the Borrowers will provide satisfactory evidence to the Bank that each of the Borrowers is a limited liability company validly existing pursuant to the law of the State of Oklahoma and under the terms set forth in the Borrowers' Articles of Incorporation and by-laws, certified copies of which have been provided to the Bank.

            4.4 LOAN DOCUMENTS. The Loan Documents and all other instruments incidental to the transaction hereby contemplated will have been duly issued, executed and delivered to the Bank, all in a form and substance satisfactory to the Bank.

            4.5 AUTHORITY. The Bank shall have received a certified copy of corporate Resolutions and other documents reasonably required to authorize the execution, delivery and performance of all of the Loan Documents by the parties thereto and all in a form satisfactory to the Bank.

            4.6 ADVANCE REQUEST. The Borrower is not in default under any provisions of this Agreement as defined herein, and with regard to advances, Borrower, for the various Notes, provides to Bank a request for an advance on a Borrowing Base Certificate for the Note on which the advance is requested in a form and substance satisfactory to Bank.

            5.0 REPRESENTATIONS AND WARRANTIES. Borrowers severally represent and warrant that:

            5.1 LAWFUL EXISTENCE. Each of the Borrowers are duly organized and legally existing and in good standing under the laws of the State of Oklahoma.

            5.2 AUTHORITY. The execution, delivery and performance by Borrowers of this Agreement and the Loan Documents and the performance by them of their respective obligations (a) are and will be within the limited liability company powers of the Borrowers; (b) have been and will be duly authorized by the Board of Directors, Managers or Members of the Borrowers; (c) are not and will not be in contravention of the laws or the terms of the Articles, Operating Agreements, By-laws, material agreement or undertaking to which the Borrowers or any of their property is bound; (d) do not require any consent or approval (including governmental) which has not been given; (e) do not contravene any statute, rule or regulation, or any other contractual or government restriction upon them; (f) are not subject to the jurisdiction of any state or federal agency or regulatory authority; and (g) would not result in the imposition of liens, charges or other encumbrance on any of the material properties or assets of the Borrowers except as may be required pursuant to this Agreement.

            5.3 BINDING OBLIGATION. This Agreement and all Loan Documents will be, when executed and delivered, legal and valid and binding obligations of each of the Borrowers, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency similar laws and/or judicial decisions affecting creditors' rights generally.

            5.4 FINANCIAL DATA. Subject to any limitations stated herein, any balance sheet, earnings statement and other financial statement which have been or shall hereafter be furnished to Bank to make this loan, do, or as to subsequent financial statements, will fairly represent the financial condition of the Borrowers as of the dates for which the same were furnished; have been prepared in accordance with G.A.A.P. consistently applied; and no material adverse change has since occurred in the condition, financial or otherwise, of the Borrowers; reports and other papers and data furnished to the Bank are or will be at the time same are so furnished, accurate and correct in all material respects sufficient to give Bank as complete and accurate knowledge of Borrowers' financial position as possible.

            5.5 LITIGATION. There is not now pending against the Borrowers or Parent, nor to the knowledge of the Borrowers or Parent is there threatened any litigation, legal or administrative proceeding, investigation or any other action of any nature against it or affecting it, the outcome of which would materially and adversely affect its financial condition or business.

            5.6 COLLATERAL. All of the Collateral hypothecated to the Bank hereunder is and will be owned by the respective Borrowers free and clear of all liens, claims or encumbrances whatsoever, except for the rights herein granted to the Bank, and Borrowers have the right to cause such Collateral to be hypothecated to the Bank as security for Borrowers' obligations, except for Permitted Encumbrances, Permitted Liens, liens expressly subordinated to the Bank's security interest or as recognized by Bank in writing.

            5.7 TAXES. Borrowers have valid extensions or have filed all federal and state tax returns to be filed, paid all taxes shown thereon to be due, including interest and penalty, if any, or provided an adequate reserve for payment thereof, except for federal or state tax liability which has been disclosed to the Bank in writing.

            6.0 AFFIRMATIVE COVENANTS. Until the full and final payment of all obligations, Borrowers SEVERALLY covenant and agree that unless the Bank waives compliance in writing, it will perform or cause to be performed the following agreements:

            6.1 FINANCIAL STATEMENTS. Furnish to Bank for Borrowers and/or
Parent:

                        (i) Within one hundred twenty (120) days after and at
            the close of each fiscal year of Borrowers and Parent: each of their consolidated and consolidating financial statements (to the extent applicable) including a balance sheet, statement of income and retained earnings, and a statement of cash flows for such fiscal year, audited by an independent certified public accounting firm acceptable to Bank (except for GLOG, which shall not be required to provide an audit); all such financial reports to be prepared in accordance with G.A.A.P., consistently applied (except where changes in generally accepted accounting principles have resulted in inconsistent application of such principles between accounting periods and such resulting inconsistency in generally accepted accounting principles is disclosed in the financial statements);

                        (ii) Within forty-five (45) days after the close of each
            quarter of a year: a balance sheet and statement of income for Borrower and/or Parent from the beginning of such fiscal year to the end of such quarterly period, prepared in conformity with G.A.A.P., consistently applied, certified by an appropriate financial officer of Borrowers that an Event of Default has not occurred;

                        (iii) Borrowers shall use its best efforts to cause each
            Guarantor to provide Bank with financial statements and copies of their most recent tax return at least annually or at such times as Bank may reasonably request;

                        (iv) Copies of and access to such other books, records
            and reports, including unaudited financial statements of Borrowers, as Bank may from time to time reasonably request; and

                        (v) On execution of this Agreement and each year
            thereafter, each of the Borrowers shall deliver to Bank a list of all assets in sufficient form to allow Bank to perfect its lien or security interest on all of such assets.

            6.2 INSPECTION. Borrowers shall each permit any authorized representative of the Bank to visit and inspect any of the properties (including inventory if applicable) of the

Borrowers, including books and records, and to make extracts therefrom, and to discuss its affairs and finances as the Bank may reasonably request.

            6.3 CONDUCT OF BUSINESS. Borrowers shall maintain their lawful existence and use their best efforts to maintain in full force and effect all material licenses, leases, contracts and other rights necessary or desirable to the conduct of their business.

            6.4 ADVANCES. Borrower will only use advances under the Revolving Notes for working capital consistent with the terms of this Agreement or short term capital needs in the ordinary course of Borrower's business.

            6.5 PAYMENT OF TAXES AND ASSESSMENTS. Borrowers will duly pay and discharge, or cause to be paid and discharged, all taxes, assessments and other government charges or rents imposed upon it and its properties or any part thereof, or upon the income or profits therefrom, or due by them, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or mechanic's or materialmen's lien on any property of the Borrowers, except for such items as are being in good faith appropriately contested by Borrowers and with respect to material liens or charges of amounts for which adequate reserves are set aside and maintained on the books of the Borrowers.

            6.6 NOTICES. Borrowers, or any of them, will promptly give written notices to the Bank of (a) all litigation affecting Borrowers, or either of them, where the amount involved, either in the case or in the aggregate, is THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or more; (b) any claim or notice of an alleged or purported violation of any rule, law or statute of any governmental or regulatory body, law enforcement authority or other person relating to the Property upon which Borrowers will principally operate their business; (c) any labor controversy resulting in or threatened to result in a strike; (d) any Event of Default under the terms of this Agreement or any instrument provided herein; or (e) a violation of any of the terms of the Loan Documents by any party other than the Bank.

            6.7 INSURANCE. Borrowers will keep adequately insured by duly licensed insurers, insurance on all premises used in operation of their business (whether owned or leased), on all inventory and equipment of Borrowers, and also keep Borrowers adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property and under all applicable workmen's compensation laws. All such insurance shall be in such amounts and with such coverage as is usually carried by corporations of a similar size engaged in the same or similar business similarly situated. All such property or hazard insurance shall name Bank as a loss payee, shall be payable to Bank and Borrowers as their interests may appear and shall provide for at least thirty (30) days advance notice of cancellation to Bank. Upon request of Bank, Borrowers shall furnish insurance certificates evidencing compliance with this section. This section shall not require for compliance with its terms that Borrowers have an appraisal made of their assets.

           6.8 FURTHER ASSURANCES. Borrowers will promptly cure any defects in the issuance of the Notes or GLOG Note and the execution of this Agreement, the security agreements or any other instrument or documents referred to or mentioned herein. Borrowers will immediately execute and deliver to the Bank upon request all such other and further instruments as may be reasonably required or desired by the Bank from time to time in compliance with or in accomplishment of the covenants and agreements, security agreements and such other instruments and documents referred to or mentioned herein, or to further evidence and more fully describe the properties intended as security for the obligations, and to be subject to the Security Agreement; also to correct any omission in the Security Agreement or any Exhibit thereto or to perfect any Security Interest or liens, to make any recordings, to file any notices, or to obtain any consents, all as may be necessary or appropriate in connection therewith.

           6.9 GOVERNMENT REGULATIONS. Borrowers will comply in all material respects with the laws, rules, regulations and requirements of any governmental authority having jurisdiction over the Borrowers unless validly contested in a manner so as not to cause a loss or forfeiture of any rights, interests or obligations materially secured to the Bank pursuant to this Agreement or any of the Loan Documents.

           6.10 DAMAGE AND LOSS TO COLLATERAL. The Borrowers will promptly notify the Bank of any material damage to and/or loss of any of the Collateral and the costs or expenses necessary for the repair and replacement thereof.

            7.0 NEGATIVE COVENANTS. Until payment in full of the Notes or GLOG Note, the Borrowers, GLOG and/or Parent (to the extent applicable) agree that unless the Bank consents in writing, the Borrower, GLOG and/or Parent (to the extent applicable) severally will not perform or permit to be performed, any of the following acts:

            7.1 LIENS. Except for Permitted Encumbrances and liens expressly subordinated to the Bank's security interest, Borrowers will not create, assume or suffer to exist any lien, charge or encumbrance on any of the properties encumbered to the Bank, except as to liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or such liens the enforcement of which are effectively stayed and are being contested in good faith by appropriate proceedings diligently conducted; deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business; zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the Borrowers' business; rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrowers or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by the Borrowers (hereafter also "Permitted Liens").

            7.2 TRANSFER OF INTEREST. Without the prior written consent of the Bank, Borrowers will not permit, assist or cause the sale, assignment, transfer, conveyance or encumbrance, in whole or in part, or of a substantial part or a bulk sale of the assets of Borrowers nor enter into a sale and leaseback for part or all of the assets of Borrowers, which transaction is or would be out of the ordinary course of Borrowers' business.

            7.3 DEBT. Without prior written consent of Bank, Borrowers will not create, assume or suffer to exist any indebtedness for borrowed money, or issue or sell any obligation of the Borrowers (whether absolutely, contingently or otherwise), excluding the debt evidenced by the Loan Documents or regularly accruing accounts payable or other ordinary course of business obligations, except for subordinated debt or account payables which are unsecured and without priority over the sums due on the Notes or GLOG Note, respectively, hereunder.

            7.4 LOANS. Borrowers will not make any loans, advances or extensions of credit to persons, firms or corporations, nor will Borrowers assume, guaranty, endorse or otherwise become contingently liable for the obligations of any other person, firm, corporation or individual except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of Borrowers' business or other ordinary course of business transactions, except for advances between affiliated companies.

            7.5 ADVANCES. Borrowers will not use monies advanced under the Notes or GLOG Note for purposes other than consistent with the provisions of this Agreement, in the ordinary course of Borrowers' business or as set out in Schedule "7.5" attached hereto.

            7.6 MERGER. Without the prior consent of Bank, neither Borrowers nor Parent will merge or consolidate into any other corporation or partnership; nor enter into any pool, joint venture, syndicate or any other combination with any person, firm or entity; or acquire substantially all of the assets of any other corporation for cash or by issuing its capital stock in exchange therefor or otherwise.

            7.7 LIQUIDATION. Without the prior written consent of the Bank, neither Borrowers nor Parent will liquidate, dissolve or enter into any consolidation or merger, which constitutes a liquidation.

            7.8 CHANGE IN BUSINESS. Borrowers will not engage in any business activities substantially different from or unrelated to the present or proposed business activities and operations, without the prior written consent of the Bank.

            7.9 DIVIDENDS AND DISTRIBUTIONS. Except with Bank's prior consent, which will not be unreasonably withheld and for which Bank shall receive no fee or recover no expense, Parent will not declare or pay any cash or asset dividend on any of its shares or make any other distribution, gift or disposition of assets to shareholders or related persons to such shareholders in respect of its shares, or make or commit to make, any payment on account of the purchase, redemption or other retirement of any of its shares or warrants or options therefore. Borrower may pay Inter-Company Liabilities and may receive Inter-Company Receivables in the ordinary course of business.

            7.10 CAPITAL EXPENDITURES. Borrower will not expend more than the aggregate of $500,000.00 in any fiscal year for new capital expenditures, and without first giving Banks prior written notice when such expenditures exceed the sum of $250,000.00. This covenant shall include any expenditures for capital leases. Borrower will further provide the Bank with a schedule of all capital expenditures at least annually.

            7.11 PAYMENTS TO SUBORDINATED DEBT. Borrower shall not, during the term of this Agreement, pay sums on subordinated debt to Affiliates or Related Parties, if any, without the written consent of Bank; provided that with the Bank's written consent, Borrower may create subordinated debt that is unsecured and with a lower priority to the payment of the sums owed Bank hereunder and pay interest on such subordinated debt with the express written consent of Bank. The Bank will not charge a fee to Borrower or seek to recover an expense from Borrower related to Borrower's request that the Bank approve a payment on subordinated debt.

            8.1.0 GREYSTONE EVENTS OF DEFAULT. Regardless of the terms of any note or other instrument evidencing indebtedness from Borrower to Bank, the occurrence of the following events shall constitute a Greystone Event of Default hereunder, which, at the option of Bank (for so long as the Event continues) shall make all sums of interest and principal remaining on the obligations payable to Bank under the Notes immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of payment or dishonor, or any other notices of any kind or character, and the Bank may terminate all obligations of the Bank to make further disbursements or advances under the note after the occurrence of any of the following events, which shall be continuing:

            8.1.1 NON-PAYMENT. The failure to pay when due any installment of interest or principal in accordance with the terms of the Notes or other instrument evidencing Borrower's indebtedness to Bank, or non-payment when due of any other sums payable by Borrower, Parent or Guarantors of the Notes to Bank.

            8.1.2 INVOLUNTARY LIEN. The attachment of any involuntary lien in the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or more, of any kind or character, upon the assets or property of the Borrower, except for taxes due, but not in default, and liens being contested in such a manner as to prevent the foreclosure thereof and except for Permitted Liens.

            8.1.3 JUDGMENT. The entry against Borrower or Parent, of any judgment in the amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or more on a claim not covered by insurance which has not been stayed pending appeal.

            8.1.4 ACT OF INSOLVENCY. Either the Borrower or Parent shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, (ii) admit in writing an inability to pay its debts as they fall due, (iii) make a general assignment for the benefit of its creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or arrangement with the creditors, seeking to take advantage of any insolvency laws, or (vi) admit by answer, default or otherwise, the material allegations of a petition filed against it in any bankruptcy, reorganization, rearrangement or insolvency proceedings.

            8.1.5 CONDEMNATION. The condemnation, seizure or appropriation of all, or such as in the option of the Bank, constitutes substantially all of the property of either of the Borrower or Parent.

            8.1.6 SUSPENSION OF BUSINESS. The voluntary or involuntary suspension of business by either of the Borrower or Parent outside of the ordinary course of either of the Borrower's business, for a period deemed by the Bank to substantially affect Borrower's ability to repay its obligations.

            8.1.7 SECURITY INTEREST. The failure of any security interest, mortgage or assignment to constitute a valid first and prior security interest or lien on the Collateral for the Notes, except as otherwise provided herein or for Permitted Encumbrances or Permitted Liens. Upon such failure, Borrower shall have fifteen (15) days, after notice by Bank to Borrower or after Borrower otherwise know of such failure, to cure this event unless Bank is compelled to take immediate actions to protect its interest.

            8.1.8 GENERAL DEFAULT. The breach of or default by Borrower or Parent under any covenant, agreement, term, condition, provision, representation, or warranty contained in this Agreement, not specifically referred to in this section, if such breach or default is not cured within fifteen (15) days after the notice by Bank to Borrower of the occurrence thereof or after Borrower otherwise know of such event.

            8.1.9 TERMINATION OF CORPORATE EXISTENCE. Either the Borrower or Parent ceases to be a validly existing entity under the laws of the State of Oklahoma, which shall continue in excess of thirty (30) days after notice by Bank of such default.

            8.1.10 MATERIAL ADVERSE EFFECT. A Material Adverse Effect shall occur which in the sole discretion of the Bank impairs the ability of either of the Borrower or the Parent or Guarantors to repay the indebtedness under the Notes, this Agreement or the Loan Documents or realize the value out of the Collateral pledged hereunder.

            8.1. 11 CURE. Except for payment failures and except as otherwise stated herein, Borrower shall be given ten (10) days notice of and opportunity to cure a Greystone Event of Default other than a Material Default.

            8.2.0 GLOG EVENTS OF DEFAULT. Regardless of the terms of any note or other instrument evidencing indebtedness of GLOG to Bank, the occurrence of the following events shall constitute a GLOG Event of Default hereunder as to the GLOG Note and GLOG Indebtedness, which, at the option of Bank (for so long as the Event continues) shall make all sums of interest and principal remaining on the obligations payable to Bank under the GLOG Note immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of payment or dishonor, or any other notices of any kind or character, and the Bank may terminate all obligations of the Bank to make further disbursements or advances under the note after the occurrence of any of the following events, which shall be continuing:

            8.2.1 NON-PAYMENT. The failure to pay when due any installment of interest or principal in accordance with the terms of the GLOG Note or other instrument evidencing GLOG's indebtedness to Bank, or non-payment when due of any other sums payable by GLOG or Guarantors of the GLOG Note to Bank.

            8.2.2 INVOLUNTARY LIEN. The attachment of any involuntary lien in the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or more, of any kind or character, upon the assets or property of GLOG, or either of them, except for taxes due, but not in default, and liens being contested in such a manner as to prevent the foreclosure thereof and except for Permitted Liens.

            8.2.3 JUDGMENT. The entry against GLOG of any judgment in the amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or more on a claim not covered by insurance which has not been stayed pending appeal.

            8.2.4 ACT OF INSOLVENCY. GLOG shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, (ii) admit in writing an inability to pay its debts as they fall due, (iii) make a general assignment for the benefit of its creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or arrangement with the creditors, seeking to take advantage of any insolvency laws, or (vi) admit by answer, default or otherwise, the material allegations of a petition filed against it in any bankruptcy, reorganization, rearrangement or insolvency proceedings.

            8.2.5 CONDEMNATION. The condemnation, seizure or appropriation of all, or such as in the option of the Bank, constitutes substantially all of the property of the GLOG.

            8.2.6 SUSPENSION OF BUSINESS. The voluntary or involuntary suspension of business by GLOG outside of the ordinary course of GLOG's business, for a period deemed by the Bank to substantially affect GLOG's ability to repay its obligations.

            8.2.7 SECURITY INTEREST. The failure of any security interest, mortgage or assignment to constitute a valid first and prior security interest or lien on the Collateral for the GLOG Note, except as otherwise provided herein or for Permitted Encumbrances or Permitted Liens. Upon such failure, GLOG shall have fifteen (15) days, after notice by Bank to GLOG or after GLOG otherwise know of such failure, to cure this event unless Bank is compelled to take immediate actions to protect its interest.

            8.2.8 GENERAL DEFAULT. The breach of or default by GLOG under any covenant, agreement, term, condition, provision, representation, or warranty contained in this Agreement, not specifically referred to in this section, if such breach or default is not cured within fifteen (15) days after the notice by Bank to GLOG of the occurrence thereof or after GLOG otherwise know of such event.

            8.2.9 TERMINATION OF CORPORATE EXISTENCE. GLOG ceases to be a validly existing entity under the laws of the State of Oklahoma, which shall continue in excess of thirty (30) days after notice by Bank of such default.

            8.2.10 MATERIAL ADVERSE EFFECT. A Material Adverse Effect shall occur which in the sole discretion of the Bank impairs the ability of either GLOG or Guarantors to repay the indebtedness under the GLOG Note, or realize the value out of the Collateral pledged to secure the GLOG Note.

            8.2.11 CURE. Except for payment failures and except as otherwise stated herein, GLOG shall be given ten (10) days notice of and opportunity to cure a GLOG Event of Default other than a Material Default.

            9.0 REMEDIES. If an Event of Default occurs, which shall be continuing, the Bank may exercise any one or more of the following options:

            9.1 ACCELERATION OF THE NOTES. The Bank may declare the Notes in the event of a Greystone Event of Default or the GLOG Note in the event of a GLOG Event of Default to be immediately due and payable, at which time the same will be due and payable and the Bank will be entitled to proceed selectively and successively to enforce the Bank's rights under the Notes or GLOG Note, respectively, the Loan Documents, or any of the other documents securing the payment of the Notes or GLOG Note, respectively, without limitation.

            9.2 SELECTIVE ENFORCEMENT. In the event the Bank elects to selectively and successively enforce the Bank's rights under the Loan Documents or the instruments securing payment of the Notes or GLOG Note, such action will not be deemed to be waiver or discharge of any other lien or encumbrance securing payment of the Notes or GLOG Note, respectively, until such time as the Bank has been paid in full all sums advanced by the Bank under the Notes or GLOG Note, together with all interest, fees and other Bank's expenses including, but not limited to, a reasonable attorneys' fee.

            9.3 WAIVER OF DEFAULT. The Bank may waive any default which has occurred and any of the consequences of such default, but no such waiver will extend to any subsequent or other default or impair any consequences of such subsequent or other default.

            9.4 SETOFF. Upon the occurrence of an Event of Default which shall be continuing, any indebtedness from the Bank to Greystone upon a Greystone Event of Default or to GLOG upon a GLOG Event of Default, including without limitation, under any general or special deposit account, may be setoff or otherwise applied by the Bank, under a general lien covering such indebtedness which is hereby granted, to any obligation of the Borrowers under this Agreement to Bank at any time and from time to time, either before or after maturity and without demand or notice to anyone. The rights granted by this paragraph shall be in addition to the rights of the Bank under statutory banker's lien or other rights of setoff.

            9.5 ADDITIONAL RIGHTS. When any indebtedness or liability of the Borrowers hereunder is due and payable and is unpaid in whole or in part, the Bank shall have, in addition to all other rights and remedies, howsoever granted, the rights and remedies under the Oklahoma Uniform Commercial Code (the "Code"), regardless of whether the Code is the law of the jurisdiction where the rights and remedies are asserted, including the right to take possession of the Collateral, and for that purpose, the Bank may, so far as the Borrowers can give authority therefor, enter upon the premises where the Collateral may be located and remove the same therefrom. Bank may further require Borrowers to assemble the Collateral and make it available to Bank at a place mutually convenient to Bank and Borrowers. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold in a recognized market, the Bank shall give Borrowers at least ten (10) days prior written notice which shall be deemed to be a reasonable notice under the Code before the time after which any public or private sale or other intended disposition is to be made, and any such notice shall be deemed commercially reasonable.

            9.6 NON-WAIVER OF RIGHTS. No delay or omission to exercise any right, power or remedy accruing to Bank upon any breach or default of Borrowers under this Agreement or any of the Loan Documents or other agreements or instrument executed pursuant hereto or in connection herewith shall impair any such right, power or remedy of Bank, nor shall it be construed to be a waiver of any such breach or default or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default heretofore occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Bank, or any breach or default or conditions in the making of any loan under this Agreement, or any waiver on the part of the Bank of any condition or provision of this Agreement or any agreement or instrument executed pursuant hereto or in connection herewith, must be in writing signed by the Bank and shall be effective only to the extent of the provisions of such writing specifically set forth. All other remedies, either under this Agreement or by law otherwise afforded the Bank, shall be cumulative and not alternative.

            Notwithstanding any term contained herein, the occurrence of an Event of Default by GLOG or Greystone shall not constitute an Event of Default as to the other unless an Event of Default has occurred as to the other.

            10.0 MISCELLANEOUS.

            10.1 INDEMNITY. The Borrowers hereby agree to indemnify and hold the Bank harmless from any liability, loss, damage or expense, including reasonable attorneys' fees that the Bank may incur in good faith in compliance with the enforcement of the terms of this Agreement or in defending the terms of this Agreement or any of the Loan Documents.

            10.2 AGREEMENT. This Agreement has been delivered and accepted and it shall be a contract made under and shall be entered into and governed by the laws of the State of Oklahoma. The Notes or GLOG Note shall be deemed to be obligations made under and shall be construed in accordance with and governed by the laws of the State of Oklahoma.

            10.3 PARTIAL INVALIDITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or the remaining portions of this Agreement.

            10.4 BINDING EFFECT. This Agreement shall be binding upon the Borrowers and the Bank and each of their respective successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

            10.5 NOTICES. All notices, requests and demands shall be served by registered or certified mail as follows:

            BORROWERS:
            ----------

            Greystone Manufacturing, L.L.C.
            GLOG Investment, L.L.C.
            1613 East 15th Street
            Tulsa, Oklahoma  74120

            William W. Pritchard
            Del L. Gustafson
            Hall, Estill, Hardwick, Gable, Golden & Nelson
            320 South Boston Avenue
            Suite 400
            Tulsa, Oklahoma  74103

            BANK:
            -----

            THE F&M BANK & TRUST COMPANY
            1330 South Harvard
            P. O. Box 4500
            Tulsa, Oklahoma  74159

            and

            J Schaad Titus
            Titus, Hillis & Reynolds, P.C.
            First Place Tower
            15 East Fifth Street, Suite 2750

            Tulsa, Oklahoma  74103

or at such other addresses as any party hereby designates for such purposes and a written notice to the other parties hereto. Notices will be deemed to have been given on the third business day after notice is deposited in the mail properly addressed, postage prepaid, certified mail, return receipt requested.

           10.6 SECTION HEADINGS. The section and paragraph headings of this Agreement are for convenience and shall not affect, limit or expand any term or provision hereof.

           10.7 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary, convenient and it shall not be necessary that the signatures of the all parties hereto be contained in any one counterpart hereof; and each counterpart shall be deemed an original, but all of which together shall be construed as one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused the instrument to be duly executed on the date first above written.

                            (SIGNATURE PAGES FOLLOW)

                                       BORROWERS:


                                       GREYSTONE MANUFACTURING , L.L.C.,
                                       AN OKLAHOMA LIMITED LIABILITY COMPANY



                                       By:  /s/ Warren F. Kruger
                                            ----------------------------------
                                            Manager



STATE OF OKLAHOMA       )
                        ) ss.
COUNTY OF TULSA         )


            On March 4th, 2005, this instrument was acknowledged before me by Warren F. Kruger as Manager of GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company.

            Given under my hand and seal the day and year last above written.



                                            /s/ Kay Maness
                                            ----------------------------------
                                            NOTARY PUBLIC

( S E A L )


Notary Commission Number:      02007996

My Commission Expires:         June 2, 2006

                                       GLOG INVESTMENT, L.L.C.,
                                       AN OKLAHOMA LIMITED LIABILITY COMPANY



                                       By:  /s/ Robert B. Rosene
                                            -----------------------------------
                                            ROBERT B. ROSENE, JR., MANAGER



STATE OF OKLAHOMA       )
                        ) ss.
COUNTY OF TULSA         )


            On March 4th, 2005, this instrument was acknowledged before me by Robert B. Rosene as Manager of GLOG INVESTMENT, L.L.C., an Oklahoma limited liability company.

            Given under my hand and seal the day and year last above written.



                                            /s/ Kay Maness
                                            -----------------------------------
                                            NOTARY PUBLIC

( S E A L )


Notary Commission Number:     02007996

My Commission Expires:        June 2, 2006

                                       BANK:

                                       THE F&M BANK & TRUST COMPANY



                                       BY:  /s/ Steve McNeely
                                            -----------------------------------
                                            STEVE MCNEELY,
                                            SENIOR EXECUTIVE VICE PRESIDENT

JOINING IN THIS AGREEMENT AS TO CERTAIN REPRESENTATIONS, WARRANTIES AND
PROVISIONS:

                                       PARENT:

                                       PALWEB CORPORATION,
                                       AN OKLAHOMA CORPORATION



                                       By:  /s/ Warren F. Kruger
                                            -----------------------------------
                                            President



STATE OF OKLAHOMA       )
                        ) ss.
COUNTY OF TULSA         )


            On March 4th, 2005, this instrument was acknowledged before me by Warren F. Kruger as President of PALWEB CORPORATION, an Oklahoma corporation.

            Given under my hand and seal the day and year last above written.



                                            /s/ Kay Maness
                                            -----------------------------------
                                            NOTARY PUBLIC

( S E A L )


Notary Commission Number:     02007996

My Commission Expires:        June 2, 2006

                                 SCHEDULE "3.3"


                           LIST OF OPERATING ACCOUNTS